INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Municipal Bond Fund:

     We consent to the use in this Registration Statement of Oppenheimer Municipal Bond Fund of our reports dated August 21, 1997 appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement.




                                    /s/ KPMG Peat Marwick LLP
                                    -------------------------
                                    KPMG Peat Marwick LLP

November 20, 1997
Denver, Colorado